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                                                                     EXHIBIT 3.5

                            ARTICLES OF INCORPORATION
                                        OF
                            ARGOSY OF LOUISIANA, INC.

STATE OF LOUISIANA

PARISH OF EAST BATON ROUGE

         BE IT KNOWN, on this 29TH day of July, 1993, before me, the undersigned Notary Public, personally came and appeared:

                                H. STEVEN NORTON

a resident of full age of majority of the County of MADISON, State of Illinois, who declared to me, in the presence of the undersigned competent witnesses, that availing himself of the provisions of the Louisiana Business Corporation Law (Title 12, Chapter 1, Louisiana Revised Statutes of 1950, as revised and codified by Act 105 of 1968, Legislature of Louisiana), he does hereby organized himself, his successors and assigns, into a corporation in pursuant of that law, under and in accordance with the following Articles of Incorporation:

                                    ARTICLE I
                                 CORPORATE NAME

             The name of the corporation is ARGOSY OF LOUISIANA, INC.

                                   ARTICLE II
                                CORPORATE PURPOSE

         The Corporation's purpose is to engage in any lawful activity for which corporations may be formed under the Business Corporation Law of Louisiana.

                                   ARTICLE III
                                AUTHORIZED STOCK

         The Corporation is authorized to issue 10,000 shares stock at no par value.

                                   ARTICLE IV
                                  INCORPORATOR

         The incorporator's name and address is:

                                H. Steven Norton
                                219 Piasa Street
                              Alton, Illinois 62002

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                                    ARTICLE V
                       CORPORATION ACTION BY SHAREHOLDERS

         Any corporate action of shareholders, including specifically but not by way of limitation, adoption of amendments to the articles, approval of merger and consolidation agreements, and authorization of voluntary disposition of all or substantially all the corporate assets, may be taken on affirmative vote of a majority of the voting power present.

                                   ARTICLE VI
                              ELECTION OF DIRECTORS

         In the election or removal of directors, each shareholder of record is entitled to multiply the number of votes to which he is entitled by the number of directors to be elected, and to cast all such votes for one candidate or distribute them among any two or more candidates.

                                   ARTICLE VII
                                DIRECTOR'S PROXY

         Any director absent from a meeting of the board or any committee thereof may be represented by any other director or shareholder who may cast the absent director's vote according to his written instructions, general or special.

                                  ARTICLE VIII
                            STOCK BUY-SELL AGREEMENT

         The holders of the shares of common stock shall not sell any of the same to any third person until such holder desiring to sell shall have first offered the same through the secretary of the Corporation to the other holders of common stock in writing for a period of thirty (30) days at the same price at which an acceptable bona fide offer therefor from a third person whose name and address shall be disclosed, may have been received by such holder. Within the first twenty (20) days of the thirty (30) day period the other then registered holders of common stock shall have the right to purchase said stock so offered in proportion to their holdings of common stock. In the next ten (10) days of the thirty (30) day period, the shareholders electing to purchase common stock shall have the right to purchase the stock offered but not theretofore purchased by the other holders of common stock. Any stock not purchased on the thirtieth
(30) day may be purchased by the Corporation according to law.

                                   ARTICLE IX
              INDEMNIFICATION AND DIRECTORS AND OFFICERS LIABILITY

         A director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for any breach of the director's or officer's duty of loyalty to the Corporation or its stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 92(D) of the Louisiana Business Corporation Law, or

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(iv) for any transaction from which the director or officer derived any improper personal benefit. If the Louisiana Business corporation is amended after approval by the stockholders of this article to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the Louisiana Business Corporation law, as so amended.

         Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation exising at the time of such repeal or modification.

         The Corporation shall indemnify and hold harmless each director and officer now or hereinafter serving the Corporation from and against any and all claims and liabilities to which he may be or become subject by reason of his now or hereafter being or having heretofore been a director or officer of the Corporation and/or by reason of his alleged acts of omissions as such officer or director at the time when any such claim or liability is asserted, and shall reimburse each such director and officer for all legal and other expenses reasonably incurred by him in connection with defending any and all such claims or liabilities, including amounts paid or agreed to be paid in connection with reasonable settlement made before final adjudication with the approval of the Board of Directors, whether or not he continues to be such officer or director at the time such expenses are incurred; provided, however, that no director or officer shall be indemnified against any claim or liability arising out of his own negligence or willful misconduct or shall be indemnified against or reimbursed for any expenses incurred in defending any and all such claims or liability or in settling the same unless in the judgment of the directors or the shareholders of the Corporation the director or officer against whom such claim or liability is asserted has not been guilty of negligence or willful misconduct. The foregoing right of indemnification shall not be exclusive of other rights to which any director or officer may be entitled as a matter of law.

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                 INITIAL REPORT BY DOMESTIC CORPORATIONS                [SEAL]
        (To be filed when the Articles of Incorporation are filed)
                          (R.S. 1950. 12:101)
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State of Louisiana
Parish of         EAST BATON ROUGE
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To:      The Secretary of State
         Baton Rouge, Louisiana

Complying with R.S. 1950, 12:101,      ARGOSY OF LOUISIANA, INC.
                                 -----------------------------------------
                                         (Name of Corporation)

hereby makes its initial report as follows:

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Municipal Address of Location of its Registered Office

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Premier Bank Building, 8th Floor, 451 Florida Street, Baton Rouge, LA 70801
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Name and Municipal Address or Location of Each Registered Agent

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John S. Campbell, Jr., Premier Bank Building, 8th Floor, 451 Florida Street,
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Baton Rouge, LA 70801
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The undersigned accepts the designation as registered agent as pursuant to Act
769 of 1987. I hereby accept the appointment of registered agent(s).

Registered agent(s) signature(s):

/S/ John S. Campbell, Jr.
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John S. Campbell, Jr.                        Sworn to and subscribed before me,
                                             this 29th day of July, 1993
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------------------------------------         /S/ [ILLEGIBLE]
                                             -----------------------------
                                                Notary Public

Name & Address of the First Directors (if selected when articles are filed)

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        Dated at Baton Rouge, LA, on the 29th, day of July, 19__


                                             /S/ H. Steven Norton
                                             -----------------------------
                                             H. Steven Norton